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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Global Preferred Holdings, Inc.:

We consent to the use of our report dated March 8, 2002, with respect to the consolidated balance sheets of Global Preferred Holdings, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.

                                        /s/ KPMG LLP
Atlanta, Georgia
May 13, 2002